EXHIBIT 99.1

Inergetics Reports Preliminary Full Year 2014 Results

NEWARK, N.J., March 31, 2015 /PRNewswire/ -- Inergetics, Inc. (OTCBB: NRTI), a world-class developer of nutritional and consumer health products, today announced preliminary unaudited financial results for its fiscal year ended December 31, 2014.

Inergetics is providing certain preliminary unaudited results of operations that it expects to report for the full fiscal year ended December 31, 2014. The unaudited financial results provided in this release are prior to the completion of the annual audit by the company's external auditor and therefore are subject to change.

On a preliminary basis for the year ended December 31, 2014, the company expects:

•	Total revenue generated from the sales of Surgex®, Bikini Ready®, SlimTrim, OmEssentials® and Martha Stewart™ Essentials to be $1,991,688, which reflects a more than 135% increase over the $847,834 of total revenue reported during the prior year ended December 31, 2013.
•	Gross profit to be $520,354, up 113% as compared to $244,830 in the prior year ended December 31, 2013.

"In 2014 we continued to deliver on our growth strategy by significantly increasing sales and distribution across our portfolio of innovative nutritional health products," said Mike James, CEO. "As we launch Nulief™, the first in our new line of CBD-based nutritional supplements, we believe our expanding brand portfolio will generate increasingly positive feedback from increasing numbers of consumers and a growing range of retail outlets."

Inergetics filed a Notice of Late Filing with the Securities and Exchange Commission on March 30, 2015 to extend the deadline for submission of its Annual 2014 Form 10-K.  Inergetics expects to file the Form 10-K within the next 15 days.

Inergetics Media Contact

KARV Communications
Jonathan Leibowitz
(212) 333-0273
Inergetics@KARVCommunications.com

About Inergetics, Inc.

Inergetics' portfolio of brands includes: Martha Stewart™ Essentials, a complete line of NSF® Certified, whole-food-based supplements created specifically for women; Surgex® Sports Nutrition, the preferred nutritional supplement of Army Sports; Bikini Ready®, a leader in active lifestyle solutions; SlimTrim, the affordable, premium value diet brand; OmEssentials®, a line of scientifically advanced nutritional supplements designed to further the health and wellness of yoga practitioners and active individuals; and Nulief™, a line of Cannabidiol (CBD)-based nutritional supplements. Inergetics' brands are available domestically and internationally at over 20,000 premier locations including Akins, Bed Bath & Beyond, Bi-Lo, Cardinal Health, Drug Emporium, Fruth Pharmacy, H-E-B, Harmon, Harris Teeter, Harveys, Ingles, Lewis Drugs, Meijer, Navarro Pharmacies, Price Chopper, PriceSmart, ShopRite/Wakefern, Walgreens, Whole Foods and Winn-Dixie as well as leading e-tailers such as Amazon, Bodybuilding.com, Bulu Box, CVS.com, Drugstore.com, iHerb, LuckyVitamin.com, Swanson, Vitacost, and Zulily.

To learn more about Inergetics, visit www.inergetics.com, and the Inergetics brands' websites at: www.marthastewartessentials.com, www.surgexsports.com, www.surgexsportsblitz.com, www.slimtrim1.com, www.slimtrim.net, www.bikinireadylifestyle.com, www.kahunasands.com, www.omessentials.com, and www.nuliefcbd.com.

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Inergetics set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects," "forecasts," or similar expressions, are "forward-looking statements." Although Inergetics' management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause Inergetics' future results to differ materially from those anticipated. Inergetics assumes no obligation to update any of the information contained or referenced in this press release.

SOURCE Inergetics, Inc.